EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Centene Corporation (the “Company”) for the period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, J. Per Brodin, Senior Vice President, Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                  /s/ J. Per Brodin
                                  J. Per Brodin
                                  Senior Vice President, Chief Financial Officer and Treasurer
                                  (principal financial and accounting officer)
Dated: April 24, 2007